UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2009
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 14, 2009, Royal Mines And Minerals Corp. (the “Company”) entered into an agreement (the “Consulting Agreement”) with Mirador Consulting, Inc. (“Mirador”) whereby Mirador will assist the Company in its efforts to seek out equity financing and will provide the Company with investor relations services for a period of six (6) months ending February 14, 2010.

In consideration of the services to be provided by Mirador, the Company agreed to pay Mirador $6,700 in respect of the first month and $4,000 for each month thereafter during the term of the Consulting Agreement and to accept the subscription by Mirador to purchase 3,000,000 shares of the Company’s common stock at an aggregate purchase price of $3,000.

The shares will be delivered to Mirador as follows: 1,500,000 upon signing of the Consulting Agreement and 1,500,000 on or before November 15, 2009, provided that the Consulting Agreement is not terminated before that date. In the event the Consulting Agreement is terminated prior to November 15, 2009, Mirador will surrender 1,500,000 shares for cancellation against reimbursement of the purchase price.

The shares will be issued to Mirador in reliance upon Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended based upon representations provided by Mirador that it is an “accredited investor” as defined in Rule 501 of Regulation D.

A copy of the Consulting Agreement is attached hereto as an exhibit to this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 14, 2009, under the terms of the Consulting Agreement as disclosed under Item 1.01 above, the Company has agreed to issue to Mirador 3,000,000 shares of the Company's common stock. Mirador has provided the Company with representations and warranties that it is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act of 1933.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated August 14, 2009 between the Company and Mirador Consulting, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: August 17, 2009
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Treasurer & Secretary